EXHIBIT 32.4

Certification of Chief Financial Officer Pursuant to

18 U.S.C. Section 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Duquesne Light Company (the “Company”) for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mark E. Kaplan, as Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(7)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(8)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

WITNESS the due execution hereof this 1st day of March, 2007.

/s/ Mark E. Kaplan
Mark E. Kaplan
Senior Vice President and
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Duquesne Light Holdings, Inc. and will be retained by Duquesne Light Company and furnished to the Securities and Exchange Commission or its staff upon request.